Exhibit 99.1

Tenet Announces Governance Enhancements

DALLAS – March 5, 2018 – Tenet Healthcare Corporation (NYSE: THC) today announced that its Board of Directors has taken a series of actions to strengthen the Company’s corporate governance. The initiatives follow the Board’s ongoing review of evolving corporate governance practices and investor preferences, as a result of extensive discussions with many of its shareholders. The initiatives include:

•	Modifying the Company’s bylaws to reduce the threshold required for shareholders to request a special meeting to 25% of outstanding shares;

•	Terminating the short-term NOL shareholder rights plan effective as of the close of business on March 5, 2018; and

•	Eliminating the Executive Committee as a standing committee of the Board.

Ronald A. Rittenmeyer, executive chairman and CEO said, “The Board of Directors and management have spent considerable time in recent weeks engaging with shareholders representing a majority of our outstanding stock and we received constructive input regarding Tenet and our objective to lead with best corporate governance practices. We believe the actions which we are taking today demonstrate our continued commitment to being responsive in a timely manner to shareholder feedback and to implementing measures that increase transparency and accountability. We believe that regularly reviewing our corporate governance and robust engagement with our shareholders supports our efforts to drive long-term value.”

Special Meeting Bylaw Amendments

The Tenet Board approved an amendment to the Company’s bylaws that includes the reduction of the threshold required for shareholders to call a special meeting to 25% of the outstanding common stock. The new threshold was determined based on specific shareholder feedback and was considered to be appropriate based on the concentration within Tenet’s existing shareholder base. Prior to this amendment, the threshold to call a special meeting was a majority of the outstanding common stock. In connection with this bylaw amendment, the Board also approved an amendment that shortens the period prior to the annual meeting to 90 days during which the Company is not obligated to call a special meeting, as well as shortens the period following a shareholder meeting during which the Company is not obligated to call a special meeting for a “similar item” of shareholder business to 30 days. These actions materially enhance the ability of shareholders to take action apart from the annual meeting.

Shareholder Rights Plan Termination

Tenet’s Board has approved the termination of the short-term shareholder rights plan that the Company implemented on August 31, 2017 designed to protect the Company’s income tax net operating loss carryforwards (“NOLs”), effective as of the close of business on March 5, 2018. The Board made this decision based upon the reduced value of the NOL shareholder rights plan following recent tax law changes and an increase in the Company’s stock price since the NOL shareholder rights plan was adopted, as well as shareholder feedback. The rights plan was previously scheduled to expire following the conclusion of Tenet’s 2018 annual meeting.

Executive Committee

The Board has approved the elimination of the Executive Committee as a standing committee of the Board. The Executive Committee had been responsible for exercising the powers of the Board in the management of Tenet’s business and affairs when the Board was not in session. The decision to eliminate the Executive Committee, which has rarely been utilized in the past decade, underscores Tenet’s commitment to a full, deliberative Board process.

Progress on Key Initiatives

In addition to the shareholder-friendly actions announced today, Tenet has been operating with urgency and has taken substantial steps to enhance its corporate governance and operations, including over the past few months:

•	Appointing a new chief executive officer and executive chairman;

•	Increasing cost reduction initiatives to $250 million of annualized run-rate savings by the end of 2018;

•	Initiating a strategic review to explore the potential sale of Conifer Health Solutions;

•	Divesting non-core hospital assets; and

•	Commencing a process to refresh the Board, including the appointment of three new independent Directors in 2017.

Mr. Rittenmeyer emphasized, “Tenet is undergoing significant change and we are building a culture of accountability focused on delivering results and enhancing returns for our shareholders. We are making progress on our key initiatives and are confident that the actions underway will position Tenet as a stronger leader in healthcare delivery.”

Additional information regarding Tenet’s corporate governance, including the enhancements announced today, will be available on the Company’s website and in a Form 8-K to be filed with the Securities and Exchange Commission.

About Tenet Healthcare

Tenet Healthcare Corporation is a diversified healthcare services company with 115,000 employees united around a common mission: to help people live happier, healthier lives. Through its subsidiaries, partnerships and joint ventures, including United Surgical Partners International, the Company operates general acute care and specialty hospitals, ambulatory surgery centers, urgent care centers and other outpatient facilities in the United States and the United Kingdom. Tenet’s Conifer Health Solutions subsidiary provides technology-enabled performance improvement and health management solutions to hospitals, health systems, integrated delivery networks, physician groups, self-insured organizations and health plans. For more information, please visit www.tenethealth.com.

The terms “THC”, “Tenet Healthcare Corporation”, “the company”, “we”, “us” or “our” refer to Tenet Healthcare Corporation or one or more of its subsidiaries or affiliates as applicable.

This release contains “forward-looking statements” – that is, statements that relate to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as “expect,” “assume,” “anticipate,” “estimate,” “intend,” “plan,” “believe,” “seek,” “see,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include, but are not limited to, the factors disclosed under “Forward-Looking Statements” and “Risk Factors” in our Form 10-K for the year ended December 31, 2017, and subsequent Form 10-Q filings and other filings with the Securities and Exchange Commission.

Additional Information and Where to Find It

The Company intends to file a proxy statement and White proxy card with the U.S. Securities and Exchange Commission (the “SEC”) with respect to the Company’s 2018 Annual Meeting of Shareholders. THE COMPANY’S SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT, THE ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The Company’s shareholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC free of charge at the SEC’s website at www.sec.gov. Copies will also be available free of charge at the Company’s website at www.tenethealth.com.

Certain Information Regarding Participants

The Company, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the matters to be considered at the Company’s 2018 Annual Meeting of Shareholders. Information about the Company’s directors and executive officers is available in the Company’s proxy statement filed with the SEC on March 24, 2017 with respect to the Company’s 2017 Annual Meeting of Shareholders and, with respect to directors and executive officers appointed following such date, in certain of the Company’s Current Reports on Form 8-K filed with the SEC subsequent to the date of such proxy statement. To the extent holdings of the Company’s securities by such directors or executive officers have changed since the amounts printed in the proxy statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. Additional information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the Company’s 2018 Annual Meeting of Shareholders.

Tenet uses its company website to provide important information to investors about the company including the posting of important announcements regarding financial performance and corporate developments.

Investor Contact:

Brendan Strong, 469-893-6992

investorrelations@tenethealth.com

or

Media Contact:

Daniel Waldmann, 469-893-2640

mediarelations@tenethealth.com